The Index to Exhibits is on Page 6 of this document
                                       As filed with the Securities and Exchange
                                          Commission on January 28, 2000
                                                 Registration No. _____________
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ADAPTEC, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                                    94-2748530
   ------------------------                    ----------------------------
   (State of incorporation)             (I.R.S. Employer Identification Number)

                             691 Milpitas Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)

        DISTRIBUTED PROCESSING TECHNOLOGY CORP. OMNIBUS STOCK OPTION PLAN
                            (Full title of the Plan)

                               ROBERT N. STEPHENS
                      President and Chief Executive Officer
                                  ADAPTEC, INC.
                             691 Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600

            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                   Amount             Proposed Maximum       Proposed Maximum         Amount of
         Title of Securities to                    to be               Offering Price            Aggregate           Registration
             be Registered                     Registered(1)              Per Share           Offering Price             Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
Common Stock
   $0.001 par value, to be
   issued under the Distributed
   Processing Technology Corp.
   Omnibus Stock Option Plan                        1,130,525           $     4.91(2)        $     5,550,878         $1,466
----------------------------------------- ------------------------- ---------------------- ---------------------- ----------------

     (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares subject to options currently issued and outstanding under the Distributed Processing Technology Corp. Omnibus Stock Option Plan. Adaptec, Inc. (the "Registrant") acquired all of the outstanding capital stock of Distributed Processing Technology Corp. ("DPT") on December 22, 1999 (the "DPT Acquisition"). Pursuant to the terms of the DPT Acquisition, the Registrant assumed all outstanding options to purchase DPT Common Stock under the DPT Omnibus Stock Option Plan (the "Assumed Options"), and such options became options to purchase the Registrant's Common Stock, subject to certain adjustments as to number of shares and exercise price.

     (2) Pursuant to the terms of the DPT Acquisition, the per share exercise price of the Assumed Options was amended to $4.91, the exercise price of options to purchase DPT Common Stock under the DPT Omnibus Stock Option Plan on December 22, 1999 divided by the exchange ratio set forth in the Agreement and Plan of Reorganization for the DPT Acquisition.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INFORMATION INCORPORATED BY REFERENCE

                  The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K, Commission file no. 0-15071, filed on June 29, 1999.

         (b) Quarterly reports on Form 10-Q/A relating to the quarters ending June 30, 1998, September 30, 1998 and December 31, 1998 filed on July 7, 1999. Quarterly Reports on Form 10-Q relating to the quarters ending June 30, 1999 and September 30, 1999 filed on August 12, 1999 and November 8, 1999, respectively. Current Report on Form 8-K filed on January 6, 2000.

         (c) Items 1 and 2 of the Registrant's Registration Statement Amendment on Form 8-A filed on July 20, 1992 pursuant to
                  Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                  Exhibit 1 to Amendment No. 4 on Form 8-A (filed on January 14,
                  1997) to the Registrant's Registration Statement on Form 8-A, Commission file no. 0-15071, filed on May 11, 1989.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's

Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

                  The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                  4.1(1) Second Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

                  4.2(2) First Amendment, dated March 12, 1998, to the Second Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

                  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

                  23.1      Consent of Independent Accountants.

                  23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

                  24.1     Power of Attorney (see Page 4).
                  ------------------------------------
                  (1) Incorporated by reference to Exhibit 1 to Amendment No. 4 on Form 8-A (filed January 14, 1997) to the Registrant's Registration Statement (Commission File No. 0-15071) on Form 8-A filed with the Commission on May 11, 1989.

                  (2) Incorporated by reference to Exhibit 4.2 to the
                      Registrant's Annual Report on Form 10-K, Commission file no. 0-15071, filed on June 26, 1998.

ITEM 9.           UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 21st day of January, 2000.

                                        ADAPTEC, INC.


                                        By: /s/ Robert N. Stephens
                                           -----------------------------------
                                            Robert N. Stephens
                                            PRESIDENT, CHIEF EXECUTIVE OFFICER
                                            AND DIRECTOR

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert N. Stephens and Andrew J. Brown, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Name                                 Title                                  Date
---------------------------------  ----------------------------------------------------  ----------------------
/s/ Robert N. Stephens
--------------------------------
Robert N. Stephens                 President, Chief Executive Officer and Director        January 19, 2000

/s/ Andrew J. Brown
--------------------------------   Vice President, Chief Financial Officer and
Andrew J. Brown                    Assistant Secretary (Principal Financial Officer)      January 19, 2000

/s/ Kenneth B. Arola
--------------------------------   Vice President and Corporate Controller
Kenneth B. Arola                   (Principal Accounting Officer)                         January 19, 2000

/s/ John G. Adler
--------------------------------
John G. Adler                      Director                                               January 19, 2000

/s/ Laurence B. Boucher
--------------------------------
Laurence B. Boucher                Chairman of the Board and Director                     January 19, 2000

/s/ Carl J. Conti
--------------------------------
Carl J. Conti                      Director                                               January 19, 2000


--------------------------------
John East                          Director                                               January 19, 2000


--------------------------------
Ilene H. Lang                      Director                                               January 19, 2000

/s/ Robert J. Loarie
--------------------------------
Robert J. Loarie                   Director                                               January 19, 2000

/s/ B.J. Moore
--------------------------------
B.J. Moore                         Director                                               January 19, 2000

/s/ W. Ferrell Sanders
--------------------------------
W. Ferrell Sanders                 Director                                               January 19, 2000

/s/ Phillip E. White
--------------------------------
Phillip E. White                   Director                                               January 19, 2000

                                INDEX TO EXHIBITS


         EXHIBIT
         NUMBER                                                                                                 PAGE NO.
------------------------                                                                                       ---------
         4.1(1)            Second Amended and Restated Rights Agreement, dated
                           as of December 5, 1996 between Adaptec, Inc. and
                           ChaseMellon Shareholder Services, LLC, New York, NY,
                           including the Certificate of Determination, the form
                           of Rights Certificate and the Summary of Rights
                           attached thereto as Exhibits A, B and C,
                           respectively.

         4.2(2)            First Amendment, dated March 12, 1998, to the Second
                           Amended and Restated Rights Agreement, dated as of December 5, 1996 between Adaptec, Inc. and
                           ChaseMellon Shareholder Services, LLC, New York, NY, including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

         5.1               Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation, as to legality of securities being registered.

        23.1               Consent of Independent Accountants

        23.2               Consent of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation (see Exhibit 5.1).

        -------------------------------

         (1)  Incorporated by reference to Exhibit 1 to Amendment No. 4 on Form
              8-A (filed January 14, 1997) to the Registrant's Registration
              Statement (Commission File No. 0-15071) on Form 8-A filed with the
              Commission on May 11, 1989.

         (2)  Incorporated by reference to Exhibit 4.2 to the Registrant's
              Annual Report on Form 10-K (Commission file no. 0-15071) filed with the Commission on June 26, 1998.